FOR IMMEDIATE RELEASE

HC2 Holdings Reports Fourth Quarter and Full Year 2016 Results
New York, March 8, 2017 (GlobeNewswire) - HC2 Holdings, Inc. (“HC2”) (NYSE MKT: HCHC), a diversified holding company that focuses on acquiring, operating and growing businesses that it considers to be under or fairly valued, today announced its consolidated results for the fourth quarter and full year 2016, which ended on December 31, 2016.
“We closed out a year of very strong performance in 2016, with steadily improving Adjusted EBITDA from our operating subsidiaries, as each achieved significant individual milestones and executed transactions during the year that contributed to their respective successes,” said Philip Falcone, HC2’s Chairman, President and Chief Executive Officer. “Among the 2016 highlights: DBM Global further positioned itself for continued growth through the accretive cash acquisitions of the detailing and building information modeling business of PDC Global and of BDS VirCon, and finished the year with a record backlog of projects and solid pipeline of opportunities; Global Marine continued to experience solid performance from its maintenance business, including revenue contributions from the acquisition of CWind, and better than expected performance from joint ventures; American Natural Gas gained a national footprint through the acquisitions of Questar Fueling Company and Constellation CNG; Pansend Life Sciences company R2 Dermatology received FDA approval for the R2 Dermal Cooling System and most recently, MediBeacon completed its successful Pilot Two clinical study of its groundbreaking kidney function monitor; in our insurance business we merged United Teacher Associates Insurance Company and Continental General Insurance Company into one entity, creating operational and administrative efficiencies and meaningfully improving the regulatory capital efficiency of the business, and ended the year with approximately $2.0 billion in GAAP assets and $76.9 million in statutory surplus; and PTGi-ICS experienced a record year of Adjusted EBITDA growth.”
Mr. Falcone continued, “At the corporate level during 2016, we strengthened our executive management team, and focused on managing the capital structure to increase financial flexibility. As we continue to seek out opportunities to acquire controlling interests in stable cash flowing businesses, we believe we are well positioned to continue generating long-term value for shareholders.”

Fourth Quarter and Full Year 2016 Financial Highlights

•
Net Revenue: For the fourth quarter of 2016, HC2 recorded consolidated total net revenue of $454.0 million, an increase of $40.9 million or 9.9% as compared to the third quarter of 2016, and an increase of $93.5 million, or 25.9% as compared to the year-ago quarter, primarily driven by growth in the Marine Services and Telecom segments, as well as contribution from the Company’s Continental Insurance business, which was acquired in December 2015.

HC2 recorded consolidated total net revenue of $1,558.1 million for the full year ended December 31, 2016, an increase of $437.3 million, or 39.0%, as compared to $1,120.8 million for the full year 2015, due to substantial growth in the Telecom segment, a year-over-year increase in the Marine Services segment, due primarily to the addition of CWind revenues, as well as contributions from the Insurance segment.

•
Net Income / (Loss): For the fourth quarter of 2016, HC2 reported a Net (Loss) attributable to common and participating preferred stockholders of ($67.3) million or ($1.62) per fully diluted share, as compared to Net (Loss) of ($7.5) million or ($0.20) per fully diluted share for the third quarter of 2016, and a Net (Loss) of ($12.5) million or ($0.41) per fully diluted share compared to the year ago quarter. Fourth quarter 2016 Net (Loss) attributable to common and participating preferred stockholders included a ($47.6) million or ($1.15) per fully diluted share non-cash valuation allowance recorded against HC2's deferred tax asset.

For the full year ended December 31, 2016, HC2 reported a Net (Loss) attributable to common and participating preferred stock holders of ($105.4) million or ($2.83) per fully diluted share, as compared to a Net (Loss) of ($39.9) million or ($1.50) per fully diluted share for the full year 2015. The year-over-year decline was primarily due to the fourth quarter non-cash valuation allowance noted above.

•
Adjusted EBITDA: For the fourth quarter of 2016, Adjusted EBITDA for “Core Operating Subsidiaries”, which includes HC2's Construction (formerly Manufacturing), Marine Services, Energy (formerly Utilities) and Telecom segments, was a combined $37.9 million, as compared to $31.5 million in the third quarter of 2016 and $26.5 million in the year-ago quarter. Core Operating Subsidiary results for the fourth quarter were driven primarily by solid performance in the Construction and Marine Services segments.

For the full year ended December 31, 2016, Adjusted EBITDA for Core Operating Subsidiaries was $109.1 million, as compared to $97.1 million for the full year 2015, the increase was driven primarily by the Construction, Telecom and Energy segments. For the fourth quarter of 2016, Total Adjusted EBITDA (excluding the Insurance segment), which includes results from Core Operating Subsidiaries, Early-Stage and Other, and Non-Operating Corporate segments, was $26.5 million, as compared to $18.2 million in the third quarter of 2016 and $12.3 million for the year-ago quarter.

For the full year ended December 31, 2016, Total Adjusted EBITDA (excluding the Insurance Segment) was $60.2 million, as compared to $52.1 million for the full year 2015.

•
Balance Sheet: As of December 31, 2016, HC2 had consolidated cash, cash equivalents and investments of $1.5 billion, which includes cash and investments associated with HC2's Insurance segment. Excluding the Insurance segment, consolidated cash and cash equivalents was $90.9 million, of which $21.7 million was at the corporate level.

Fourth Quarter and Full Year 2016 Select Segment Highlights

•
Construction - For the fourth quarter of 2016, HC2’s Construction segment (DBM Global, previously Schuff International) reported Net Income of $7.3 million, as compared to $7.0 million for the third quarter and $8.3 million for the year-ago quarter. For the full year ended December 31, 2016, Net Income was $28.0 million, as compared to $24.5 million for the full year 2015.

For the fourth quarter of 2016, Adjusted EBITDA was $20.7 million, driven by strong performance, including better-than bid-performance on key projects in the Pacific & Midwest regions, as compared to $14.5 million for the third quarter and $14.6 million for the year-ago quarter. For the full year ended December 31, 2016, Adjusted EBITDA was $59.9 million, as compared to $52.0 million for the full year 2015.
Backlog at the end of the fourth quarter was a record $503 million, as compared to approximately $320 million in the prior-quarter. DBM Global said it continues to see a number of large opportunities in the commercial sector totaling approximately $400 million in potential new projects that could be awarded over the next several quarters, which are not reflected in the $503 million backlog noted above. These projects include a number of new sporting arenas or stadiums, as well as new healthcare facilities and commercial office buildings.

•
Marine Services - For the fourth quarter of 2016, Global Marine reported Net Income of $8.7 million, as compared to $8.7 million for the third quarter and $2.9 million for the year-ago quarter. For the full year ended December 31, 2016, Net Income was $17.4 million, as compared to $20.9 million for the full year 2015.

For the fourth quarter of 2016, Adjusted EBITDA was $14.8 million, as compared to $14.1 million for the third quarter and $10.6 million for the year-ago quarter. The improved performance in the quarter was driven in part by continued strong performance from the Global Marine joint ventures, in particular its Huawei Marine and SBSS, and contribution from Global Marine’s recent re-entry into the offshore power market. For the full year ended December 31, 2016, Adjusted EBITDA was $41.2 million, as compared to $42.1 million for the full year 2015.

•
Energy - For the fourth quarter of 2016, American Natural Gas (ANG) reported a Net (Loss) of ($0.06) million, as compared to Net Income of $0.03 million for the third quarter and a Net Income of $0.06 million for the year-ago quarter. For the full year ended December 31, 2016, Net Income (Loss) was $0.01 million, as compared to ($0.27) million for the full year 2015. For the fourth quarter of 2016, Adjusted EBITDA was $0.87 million, as compared to $0.73 million for the third quarter and $0.27 million for the year-ago quarter. For the full year ended December 31, 2016, Adjusted EBITDA was $2.54 million, as compared to $0.87 million for the full year 2015, due primarily to an increase in the number of fueling stations owned and/or operated.

ANG currently owns and/or operates approximately 40 natural gas fueling stations, including stations under development, in 13 states and is focused on expanding the station footprint through both internal / organic transactions, as well as various M&A opportunities. During the fourth quarter, ANG acquired 18 compressed natural gas fueling stations as a result of its acquisition of Questar Fueling Company and Constellation CNG providing ANG with a true, nationwide footprint.

•
Telecommunications - For the fourth quarter of 2016, Net Income (Loss) for PTGi-ICS was ($2.6) million, as compared to $1.8 million for the third quarter and $3.1 million for the year-ago quarter. For the full year ended December 31, 2016, Net Income was $1.4 million compared to $2.8 million for the full year 2015.

For the fourth quarter of 2016, Adjusted EBITDA was $1.5 million, as compared to $2.2 million for the third quarter and $1.0 million for the year-ago quarter. The fourth quarter of 2016 marked the seventh consecutive quarter of positive Adjusted EBITDA for PTGi-ICS, driven primarily by growth in wholesale traffic volumes, in part delivered by the changing regulatory environment throughout the European market, combined with continued business growth in the Middle East region. For the full year ended December 31, 2016, Adjusted EBITDA was $5.6 million, as compared to $2.0 million for the full year 2015.

•	Insurance - As of December 31, 2016, the Insurance companies had approximately $76.9 million of statutory surplus and $2.0 billion in total GAAP assets.

•
HC2 Corporate - During the fourth quarter, the Company reduced the cumulative outstanding accreted value of the Company’s Series A, A-1 and A-2 Convertible Participating Preferred Stock (the “Preferred Stock”) to approximately $30.0 million from $42.7 million at the beginning of the fourth quarter. Since the end of September 30, 2014, on a gross basis, the Company has reduced over $92 million in preferred obligations, debt and pension liabilities at the corporate and subsidiary level. In addition, during the fourth quarter, the company received $17.5 million from DBM Global as part of the Company’s tax sharing agreement with DBM Global. For full year 2016, the Company received $39.9 million from DBM Global as part of the tax sharing agreement.

Recent Developments

•
Construction - As announced on December 29, 2016, DBM Global paid a cash dividend of $2.59 per share on January 23, 2017 to DBM Global stockholders of record at the close of business on January 9, 2017, of which HC2 received $9.2 million of the total $10.0 million dividend payout.

•
Marine Services - On January 18, 2017, GMSL announced that it was awarded a five-year contract extension for the Atlantic Cable Maintenance Agreement (“ACMA”). The new contract began January 1, 2017, and runs for five years, through to December 2021. Global Marine currently delivers maintenance support in three of the six maintenance zone agreements globally. In addition, GMSL recently entered into a five-year operating lease agreement, with various options to purchase, the Maersk Recorder (now renamed the CS Recorder), a primarily telecom installation vessel capable of undertaking operations in offshore wind and oil and gas, to support expected growth in Huawei Marine joint venture. The CS Recorder replaces the Cable Innovator, which is now supporting the GMSL’s seven year, North American Zone (“NAZ”) maintenance contract announced last year.

•
Pansend Life Sciences - On March 2, 2017, MediBeacon™ Inc., announced that it had successfully completed a real-time, point of care renal function clinical study on subjects with impaired kidney function at Washington University in St. Louis. During the Pilot Two clinical study, kidney function was measured in subjects ranging from normal to impaired Stage 4 Chronic Kidney Disease (CKD). The Company notes that this is a significant milestone that further reinforces its confidence in the investment in MediBeacon and its ability to use innovative technology to improve patient care and reduce costs to the healthcare system.

•
HC2 Corporate - On January 26, 2017, the Company announced the pricing of $55 million aggregate principal amount of 11.000% Senior Secured Notes due 2019 (the “Notes”), representing an increase from a previously announced proposed offering of $45 million aggregate principal amount.  The Company used the net proceeds from the issuance to refinance the 11.000% Senior Secured Bridge Note due 2019 (the “Bridge Note”) issued by HC2 Holdings 2, Inc. (“HC2 2”), for working capital for the Company and its subsidiaries and for general corporate purposes, including the financing of potential future acquisitions and investments. The Notes were issued at an issue price of 100.0% plus accrued interest from December 1, 2016. The offering closed on January 31, 2017. The net proceeds of the issuance of the Bridge Note were used by HC2 2 to purchase convertible debt of ANG, which is 49.9% owned by HC2, and for general corporate purposes. ANG used such cash proceeds, together with available capacity under its existing credit facilities, to fund the acquisition of Questar Fueling Company and Constellation CNG, LLC, in two separate transactions, which closed on December 16, 2016 and December 20, 2016, respectively.

Conference Call
HC2 Holdings, Inc. will host a live conference call to discuss its fourth quarter and full year 2016 financial results and operations today, Wednesday, March 8, 2017, at 5:00 p.m. ET.
Dial-in instructions for the conference call and the replay are as follows:
Live Call
Dial-In (Toll Free): 1-866-395-3893
International Dial-In: 1-678-509-7540
Participant Entry Number: 71926737
Alternatively, a live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 Website, www.HC2.com.
Conference Replay*
Domestic Dial-In (Toll Free): 1-855-859-2056
International Dial-In: 1-404-537-3406
Conference Number: 71926737
*Available approximately two hours after the end of the conference call through April 7, 2017.
About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE MKT:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Construction (formerly Manufacturing), Marine Services, Energy (formerly Utilities), Telecommunications, Life Sciences, Insurance and Other. HC2's largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.
For information on HC2 Holdings, Inc., please contact Andrew G. Backman - Managing Director - Investor Relations & Public Relations - abackman@hc2.com - 212-339-5836

Non-GAAP Financial Measures
In this release, HC2 refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Core Operating Subsidiary Adjusted EBITDA, Total Adjusted EBITDA (excluding the Insurance segment) and Adjusted EBITDA for its operating segments. Management believes that Adjusted EBITDA measures provide investors with meaningful information for gaining an understanding of the Company’s results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation, amortization and the other items for which adjustments are made as noted in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. In addition, management uses Adjusted EBITDA measures in evaluating certain of the Company’s segments performance because they eliminate the effects of considerable amounts of non-cash depreciation and amortization and items not within the control of the Company’s operations managers. While management believes that these non-GAAP measurements are useful as supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read together with HC2’s results reported under GAAP.
Management defines Adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation and amortization; amortization of equity method fair value adjustments at acquisition; (gain) loss on sale or disposal of assets; lease termination costs; asset impairment expense; loss on early extinguishment or restructuring of debt; interest expense; gain (loss) on contingent consideration; other income (expense), net; foreign currency transaction gain (loss) included in cost of revenue; income tax (benefit) expense; gain (loss) from discontinued operations; non-controlling interest; bonus to be settled in equity; share-based compensation expense and acquisition related and other non-recurring items. A reconciliation of Adjusted EBITDA to net income (loss) is included in the financial tables at the end of this release.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.
As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and do not purport to be alternatives to net income (loss) or other GAAP financial measures as a measure of our operating performance.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include without limitation statements regarding our expectation regarding building shareholder value.  Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HC2 HOLDINGS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Years Ended December 31,
	2016	2015	2014
Services revenue	$897,055	$595,280	$197,280
Sales revenue	518,614	522,661	350,158
Life, accident and health earned premiums, net	79,406	1,578	—
Net investment income	58,032	1,031	—
Net realized gains on investments	5,019	256	—
Net revenue	1,558,126	1,120,806	547,438
Operating expenses
Cost of revenue - services	842,977	544,655	177,812
Cost of revenue - sales	411,064	437,968	296,530
Policy benefits, changes in reserves, and commissions	123,182	2,245	—
Selling, general and administrative	152,890	108,527	80,239
Depreciation and amortization	24,493	24,796	6,719
(Gain) loss on sale or disposal of assets	2,362	170	(162)
Lease termination costs	179	1,185	—
Asset impairment expense	2,400	547	291
Total operating expenses	1,559,547	1,120,093	561,429
Income (loss) from operations	(1,421)	713	(13,991)
Interest expense	(43,375)	(39,017)	(12,347)
Loss on early extinguishment or restructuring of debt	—	—	(11,969)
Net loss on contingent consideration	(8,929)	—	—
Income (loss) from equity investees	10,768	(1,499)	3,050
Other income (expense), net	(2,836)	(6,820)	702
Loss from continuing operations before income taxes	(45,793)	(46,623)	(34,555)
Income tax (expense) benefit	(51,638)	10,882	22,869
Loss from continuing operations	(97,431)	(35,741)	(11,686)
Loss from discontinued operations	—	(21)	(146)
Net loss	(97,431)	(35,762)	(11,832)
Less: Net (income) loss attributable to noncontrolling interest and redeemable noncontrolling interest	2,882	197	(2,559)
Net loss attributable to HC2 Holdings, Inc.	(94,549)	(35,565)	(14,391)
Less: Preferred stock and deemed dividends from conversions	10,849	4,285	2,049
Net loss attributable to common stock and participating preferred stockholders	$(105,398)	$(39,850)	$(16,440)

Basic loss per common share:
Loss from continuing operations	$(2.83)	$(1.50)	$(0.82)
Loss from discontinued operations	—	—	(0.01)
Basic loss per share	$(2.83)	$(1.50)	$(0.83)

Diluted loss per common share:
Loss from continuing operations	$(2.83)	$(1.50)	$(0.82)
Loss from discontinued operations	—	—	(0.01)
Diluted loss per share	$(2.83)	$(1.50)	$(0.83)

Weighted average common shares outstanding:
Basic	37,260	26,482	19,729
Diluted	37,260	26,482	19,729

HC2 HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)
(Unaudited)

	December 31,
	2016	2015
Assets
Investments:
Fixed maturities, available-for-sale at fair value	$1,278,958	$1,231,841
Equity securities, available-for-sale at fair value	51,519	49,682
Mortgage loans	16,831	1,252
Policy loans	18,247	18,476
Other invested assets	62,363	53,119
Total investments	1,427,918	1,354,370
Cash and cash equivalents	115,371	158,624
Restricted cash	498	538
Accounts receivable (net of allowance for doubtful accounts of $3,619 and $794 at December 31, 2016 and 2015, respectively)	267,598	210,853
Costs and recognized earnings in excess of billings on uncompleted contracts	15,188	39,310
Inventory	9,648	12,120
Recoverable from reinsurers	524,201	522,562
Accrued investment income	15,948	15,300
Deferred tax asset	1,108	52,511
Property, plant and equipment, net	286,458	214,466
Goodwill	98,086	61,178
Intangibles	39,722	29,409
Other assets	33,024	65,206
Assets held for sale	508	6,065
Total assets	$2,835,276	$2,742,512
Liabilities, temporary equity and stockholders’ equity
Life, accident and health reserves	$1,648,565	$1,591,937
Annuity reserves	251,270	260,853
Value of business acquired	47,613	50,761
Accounts payable and other current liabilities	251,733	225,389
Billings in excess of costs and recognized earnings on uncompleted contracts	43,221	21,201
Deferred tax liability	15,304	4,281
Long-term obligations	428,496	371,876
Pension liability	22,252	25,156
Other liabilities	27,398	17,793
Total liabilities	2,735,852	2,569,247
Commitments and contingencies
Temporary equity:
Preferred stock, $.001 par value - 20,000,000 shares authorized; Series A - 14,808 and 29,172 shares issued and outstanding at December 31, 2016 and 2015, respectively; Series A-1 - 1,000 and 10,000 shares issued and outstanding at December 31, 2016 and 2015, respectively; Series A-2 - 14,000 shares issued and outstanding at December 31, 2016 and 2015, respectively	29,459	52,619
Redeemable noncontrolling interest	2,526	3,122
Total temporary equity	31,985	55,741
Stockholders’ equity:
Common stock, $.001 par value - 80,000,000 shares authorized; 42,070,675 and 35,281,375 shares issued and 41,811,288 and 35,249,749 shares outstanding at December 31, 2016 and 2015, respectively	42	35
Additional paid-in capital	241,485	209,477
Treasury stock, at cost - 259,387 and 31,626 shares at December 31, 2016 and 2015, respectively	(1,387)	(378)
Accumulated deficit	(174,278)	(79,729)
Accumulated other comprehensive loss	(21,647)	(35,375)
Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	44,215	94,030
Noncontrolling interest	23,224	23,494
Total stockholders’ equity	67,439	117,524
Total liabilities, temporary equity and stockholders’ equity	$2,835,276	$2,742,512

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Year Ended December 31, 2016
	Core Operating Subsidiaries				Early Stage & Other		Non-operating Corporate	HC2
	Construction	Marine Services	Telecom	Energy	Life Sciences	Other and Eliminations
Net Income (loss) attributable to HC2 Holdings, Inc.								$(94,549)
Less: Net Income (loss) attributable to HC2 Holdings Insurance Segment								(14,028)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$28,002	$17,447	$1,435	$7	$(7,646)	$(24,800)	$(94,966)	$(80,521)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	1,892	22,007	504	2,248	124	1,480	9	28,264
Depreciation and amortization (included in cost of revenue)	4,370	—	—	—	—	—	—	4,370
Amortization of equity method fair value adjustments at acquisition	—	(1,371)	—	—	—	—	—	(1,371)
(Gain) loss on sale or disposal of assets	1,663	(9)	708	—	—	—	—	2,362
Lease termination costs	—	—	179	—	—	—	—	179
Interest expense	1,239	4,774	—	211	—	1,164	35,987	43,375
Net loss on contingent consideration	—	(2,482)	—	—	—	—	11,411	8,929
Other (income) expense, net	(163)	(2,424)	(87)	(8)	(3,213)	9,987	(1,277)	2,815
Foreign currency (gain) loss (included in cost of revenue)	—	(1,106)	—	—	—	—	—	(1,106)
Income tax (benefit) expense	18,727	1,394	2,803	(535)	1,558	3,250	11,245	38,442
Noncontrolling interest	1,834	974	—	(4)	(3,111)	(2,575)	—	(2,882)
Bonus to be settled in equity	—	—	—	—	—	—	2,503	2,503
Share-based payment expense	—	1,682	—	597	251	273	5,545	8,348
Acquisition and nonrecurring items	2,296	290	18	27	—	—	3,825	6,456
Adjusted EBITDA	$59,860	$41,176	$5,560	$2,543	$(12,037)	$(11,221)	$(25,718)	$60,163

Total Core Operating Subsidiaries	$109,139

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Year Ended December 31, 2015
	Core Operating Subsidiaries				Early Stage & Other		Non-operating Corporate	HC2
	Construction	Marine Services	Telecom	Energy	Life Sciences	Other and Eliminations
Net Income (loss) attributable to HC2 Holdings, Inc.								$(35,565)
Less: Net Income (loss) attributable to HC2 Holdings Insurance Segment								1,327
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$24,451	$20,855	$2,779	$(274)	$(4,575)	$(18,276)	$(61,852)	$(36,892)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2,016	18,772	417	1,635	20	1,934	—	24,794
Depreciation and amortization (included in cost of revenue)	7,659	—	—	—	—	—	—	7,659
Amortization of equity method fair value adjustments at acquisition	—	(1,516)	—	—	—	—	—	(1,516)
(Gain) loss on sale or disposal of assets	257	(138)	50	—	—	1	—	170
Lease termination costs	—	—	1,184	—	—	1	—	1,185
Asset impairment expense	—	547	—	—	—	—	—	547
Interest expense	1,379	3,803	—	42	—	—	33,793	39,017
Other (income) expense, net	(443)	(1,340)	(2,304)	(42)	(1)	5,764	5,242	6,876
Foreign currency (gain) loss (included in cost of revenue)	—	(2,039)	—	—	—	—	—	(2,039)
Income tax (benefit) expense	15,572	400	(237)	(347)	(1,037)	(7,733)	(16,052)	(9,434)
Loss from discontinued operations	20	—	—	—	—	1	—	21
Noncontrolling interest	1,136	616	—	(267)	(1,681)	(1)	—	(197)
Share-based payment expense	—	—	—	49	71	—	10,982	11,102
Acquisition and nonrecurring items	—	2,181	121	70	23	—	8,362	10,757
Adjusted EBITDA	$52,047	$42,141	$2,010	$866	$(7,180)	$(18,309)	$(19,525)	$52,050

Total Core Operating Subsidiaries	$97,064

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Three Months Ended December 31, 2016
	Core Operating Subsidiaries				Early Stage & Other		Non-operating Corporate	HC2
	Construction	Marine Services	Telecom	Energy	Life Sciences	Other and Eliminations
Net Income (loss) attributable to HC2 Holdings, Inc.								$(61,464)
Less: Net Income (loss) attributable to HC2 Holdings Insurance Segment								(2,049)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$7,292	$8,667	$(2,572)	$(61)	$(4,655)	$(3,536)	$(64,549)	$(59,414)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	629	5,214	115	769	37	430	5	7,199
Depreciation and amortization (included in cost of revenue)	1,322	—	—	—	—	—	—	1,322
Amortization of equity method fair value adjustments at acquisition	—	(325)	—	—	—	—	—	(325)
(Gain) loss on sale or disposal of assets	2,626	1	708	—	—	—	—	3,335
Interest expense	322	1,091	—	69	—	1,163	9,116	11,761
Net loss on contingent consideration	—	(2,482)	—	—	—	—	11,411	8,929
Other (income) expense, net	(75)	(1,234)	487	391	10	99	(966)	(1,288)
Foreign currency (gain) loss (included in cost of revenue)	—	864	—	—	—	—	—	864
Income tax (benefit) expense	6,086	2,150	2,803	(535)	1,558	3,250	32,726	48,038
Noncontrolling interest	594	464	—	(253)	(809)	(513)	—	(517)
Bonus to be settled in equity	—	—	—	—	—	—	2,503	2,503
Share-based payment expense	—	375	—	490	67	35	712	1,679
Acquisition and nonrecurring items	1,868	24	—	—	—	—	490	2,382
Adjusted EBITDA	$20,664	$14,809	$1,541	$870	$(3,792)	$928	$(8,552)	$26,468

Total Core Operating Subsidiaries	$37,884

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Three Months Ended September 30, 2016
	Core Operating Subsidiaries				Early Stage & Other		Non-operating Corporate	HC2
	Construction	Marine Services	Telecom	Energy	Life Sciences	Other and Eliminations
Net Income (loss) attributable to HC2 Holdings, Inc.								$(4,558)
Less: Net Income (loss) attributable to HC2 Holdings Insurance Segment								(2,189)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$6,962	$8,696	$1,796	$27	$(2,285)	$(8,160)	$(9,404)	$(2,368)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization *	431	5,554	144	582	32	380	4	7,127
Depreciation and amortization (included in cost of revenue)	1,321	—	—	—	—	—	—	1,321
Amortization of equity method fair value adjustments at acquisition	—	(329)	—	—	—	—	—	(329)
(Gain) loss on sale or disposal of assets	(23)	—	—	—	—	—	—	(23)
Lease termination costs	—	—	(159)	—	—	—	—	(159)
Interest expense	304	1,328	—	119	—	—	8,969	10,720
Other (income) expense, net	(12)	(2,013)	422	(24)	(2)	3,892	835	3,098
Foreign currency (gain) loss (included in cost of revenue)	—	(283)	—	—	—	—	—	(283)
Income tax (benefit) expense	4,672	96	—	—	—	—	(7,851)	(3,083)
Noncontrolling interest	411	465	—	27	(770)	(974)	—	(841)
Share-based payment expense	—	546	—	3	128	37	1,088	1,802
Acquisition and nonrecurring items	429	—	—	—	—	—	821	1,250
Adjusted EBITDA	$14,495	$14,060	$2,203	$734	$(2,897)	$(4,825)	$(5,538)	$18,232

Total Core Operating Subsidiaries	$31,492

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Three Months Ended December 31, 2015
	Core Operating Subsidiaries				Early Stage & Other		Non-operating Corporate	HC2
	Construction	Marine Services	Telecom	Energy	Life Sciences	Other and Eliminations
Net Income (loss) attributable to HC2 Holdings, Inc.								$(11,441)
Less: Net Income (loss) attributable to HC2 Holdings Insurance Segment								1,618
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$8,269	$2,891	$3,078	$55	$(545)	$(24,044)	$(2,762)	$(13,058)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	526	4,644	123	429	12	1,292	—	7,026
Depreciation and amortization (included in cost of revenue)	1,924	—	—	—	—	—	—	1,924
Amortization of equity method fair value adjustments at acquisition	—	(365)	—	—	—	—	—	(365)
Asset impairment expense	—	547	—	—	—	—	—	547
(Gain) loss on sale or disposal of assets	326	(21)	—	—	—	1	—	306
Lease termination costs	—	—	60	—	—	1	—	61
Interest expense	315	914	—	10	—	—	8,570	9,809
Other (income) expense, net	(279)	(1,090)	(1,990)	(10)	—	6,774	251	3,656
Foreign currency (gain) loss (included in cost of revenue)	—	608	—	—	—	(1)	—	607
Income tax (benefit) expense	3,384	222	(237)	(347)	(1,037)	8,616	(18,203)	(7,602)
Loss from discontinued operations	—	—	—	—	—	(23)	—	(23)
Noncontrolling interest	169	52	—	43	(468)	(1)	—	(205)
Share-based payment expense	—	—	—	26	71	—	3,602	3,698
Acquisition and non-recurring items	—	2,181	12	70	23	—	3,660	5,946
Adjusted EBITDA	$14,634	$10,585	$1,046	$274	$(1,944)	$(7,383)	$(4,882)	$12,330

Total Core Operating Subsidiaries	$26,539